SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM   8-K

                                CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                Date of Report
                                 July 1, 1997


                             VARTECH SYSTEMS INC.
           (Exact name of registrant as specified in its charter)


                                  COLORADO
                (State or other jurisdiction of incorporation)



     (33-26798-D)                                     84-1104385
 (Commission File Number)             (IRS Employer Identification Number)

12139 Airline Highway - Baton Rouge, Louisiana         70817
  (Address of principal executive offices)           (Zip Code)


             Registrant's telephone number, including area code
                                 504 576-8989














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Item 1.  Changes in Control of Registrant

Not applicable.

Item 2.  Acquisition or Disposition of Assets.

Registrant acquired 100% of the stock of 21st Century Professionals, Inc.
(21st), a Louisiana corporation, on July 1, 1997. VarTech Systems Inc.(VSI) exchanged 100,000 shares of its common stock for all 100 issued and outstanding shares of 21st.

The shareholders prorata portion of the shares exchanged and the VSI shares received is detailed as follows:

                              21st                          VSI
                              Shares                        Shares
Shareholder                   Exchanged                     Received

Kim D'Albor                      80                         80,000
Brent Hedges                     10                         10,000
Dalbert Varnell, Jr.             10                         10,000

In addition, the shareholders were granted an option to purchase an additional 400,000 shares of VSI in the same prorata portion as the exchanged shares.
The option price per share shall be $2.50 and shall be exercisable for a period of five (5) years provided certain operational goals are met.

21st Century Professionals, Inc. is a full service provider of information technology products and services. 21st is an authorized dealer for IBM, Compaq, Lexmark, Hewlett Packard, Okidata, and many other products. Additionally, 21st maintains their own brand of computers, monitors and features, all of which are on Louisiana's State Item Contract. The Company also develops application and database business and engineering software and
is a reseller for all major brand   including Microsoft, Novell, IBM and
others. A full line of services are offered by 21 st including software development and testing, equipment installation, problem diagnosis, help desk technical support, project management, network designing, network cabling and other custom services.


Item 3.   Bankruptcy or Receivership

Not applicable

Item 4.   Changes in Registrant's Certifying Accountant.

Not applicable



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Item 5.   Other Events.

Not applicable


Item 6.   Resignations of Registrant's Directors.

Not applicable

Item 7.   Financial Statements and Exhibits.

Financial statements required by this item, will be filed with an amended form 8-K on or before September 13, 1997.

Item 8.   Change in Fiscal Year.

Not applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Not applicable.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VARTECH SYSTEMS INC.
                                 (Registrant)





                                  J. Keith Henderson, President
                                  /s/ J. Keith Henderson


July 11, 1997